Exhibit 10.2
SHAREHOLDERS' VOTING

PROXY AGREEMENT

BETWEEN

MR. WENPING LUO
MS. JINFENG HU

AND

GUANGXIANG INVESTMENT CONSULTING (SHANGHAI) CO., LTD.

SEPTEMBER 22, 2013

HUBEI, CHINA

Shareholders’ Voting Proxy Agreement

This Shareholders’ Voting Proxy Agreement (the “Agreement”) was entered into on September 22, 2013 by and between the following parties in Hubei, China:

Party A: Guangxiang Investment Consulting (Shanghai) Co., Ltd.

Registered Address: Room AB1010, Building #1, 1755 Hongmei S. Road, Minhang District, Shanghai.

Legal Representative: Mr. Wenping Luo

Party B:

1.        Mr. Wenping Luo, a citizen of PRC with ID Card number 422827197003040039, owns 95% shares of Laifeng Anpulo (Group) Food Development Co., Ltd. (“Anpulo”);

2.        Ms. Jinfeng Hu, a citizen of PRC with ID Card number 422827197005200024, owns 5% shares of Laifeng Anpulo (Group) Food Development Co., Ltd. ( “Anpulo”).

In this Agreement, Party A and Party B are called collectively as the “Parties,” each of them is called as the “Party,” and Party B is called the “Grantors.”

WHEREAS:

1.	Party A is aWholly Foreign Owned Enterprise (WFOE) incorporated under the laws of the People’s Republic of China;

2.	As of the date of this Agreement, the Grantors are shareholders of Anpulo and collectively legally hold all of the equity interests of Anpulo;

3.
Each of the Grantors desires to appoint the persons designated by Party A to exercise its shareholder’s voting rights at the shareholders’ meeting of Anpulo (“Voting Rights”) and Party A is willing to designate such person(s).

NOW THEREFORE, the Parties hereby have reached the following agreement upon friendly consultations:

1.        Each of Party B hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and Anpulo’s Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests in Anpulo, and to appoint and elect the directors and Chairman as the legal representative of Anpulo.

2.        The persons designated by Party A shall be the full board of Party A (the “Proxy Holders”). Party A agrees that it shall maintain a board of directors with its composition and members being identical to the board of directors of the overseas parent company of Party A.

3.        Party A agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent Party B to exercise his Voting Rights pursuant to this Agreement.

4.        Both Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests in Anpulo, each of the Grantors shall appoint the person designated by Party A with all Voting Rights. Both Parties to this Agreement agree, neither of Party B can transfer his equity interests (the “Transferor”) in Anpulo to any individual or company (other than Party A or the individuals or entities designated by Party A).

5.        Each of the Grantors hereby acknowledges that he/she will withdraw the appointment of the persons designated by Party A if Party A changes such designated person and reappoints the substituted persons designated by Party A as the new Proxy Holders to exercise his Voting Rights at the shareholder’s meeting of Anpulo.

6.       All authorizations made under this Agreement shall be conclusive and binding upon the Grantors and each and every act and thing affected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantors. The Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

7.        The Grantors hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

8.        This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall become effective upon execution.

9.        This Agreement shall not be terminated prior to the completion of acquisition of all of the equity interests in, or all assets or business of Anpulo by Party A;

10.      Any amendment and termination of this Agreement shall be in written form and agreed upon by the Parties.

11.      The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

12.      This Agreement is executed in Chinese in three (3) copies; Party A holds one and Party B holds two copies. Each original copy has the same legal effect.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK）

(Page of signatures only)

Party A: Guangxiang Investment Consulting (Shanghai) Co., Ltd.
 (Seal) /s/ Guangxiang Investment Consulting (Shanghai) Co., Ltd.

Legal Representative/Authorized Representative (Signature): Wenping Luo
/s/ Wenping Luo

Party B:

Mr. Wenping Luo(Signature): /s/ Wenping Luo

Ms. Jinfeng Hu (Signature):    /s/ Jinfeng Hu

This Agreement has been agreed and accepted by: Laifeng Anpulo (Group) Food Development Co., Ltd.
(Seal) /s/ Laifeng Anpulo (Group) Food Development Co., Ltd.

Legal Representative/Authorized Representative (Signature): Wenping Luo
/s/ Wenping Luo